EXHIBIT 99.1

  FOR IMMEDIATE RELEASE           Contact:  Mr. Charles R. Ofner
                                                  (713) 496-5000

       February 13,  1996,  Houston, Texas.....Reading  &  Bates
  Corporation announced today that the Board of Directors of Arcade Drilling AS has approved a new name for its fourth generation semisubmersible, formerly known as the "Sonat Arcade Frontier". The vessel has been renamed the "Paul B. Loyd, Jr," in honor of the current Chairman and CEO of Reading & Bates. Mr. Loyd also serves as the Chairman of Arcade Drilling. Reading & Bates owns approximately 75 percent of Arcade Drilling. Arcade Drilling awarded a subsidiary of
  Reading & Bates a five year management contract for the "Paul B. Loyd, Jr." in December 1995.

       Reading & Bates is a New York Stock Exchange listed company, providing offshore drilling services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co., provides technical, construction and project management services and floating production systems to the upstream offshore oil and gas industry worldwide.

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